UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2015

Abtech Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52762	14-1994102
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4110 North Scottsdale Road, Suite 235
Scottsdale, Arizona 85251
(Address of Principal Executive Offices)

(480) 874-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise indicated in this Form 8-K, references to “we,” “our,” “us,” the “Company,” or the “Registrant” refer to Abtech Holdings, Inc., a Nevada corporation, and, unless the context otherwise requires, its majority owned subsidiary, AbTech Industries, Inc., a Delaware corporation.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On February 5, 2015 the Company’s Board of Directors granted to Bjornulf White, the President of the Company’s subsidiary, AEWS Engineering, a stock option for 200,000 shares of the Company’s common stock with 100 percent vesting occurring on December 31, 2015. This option has a ten-year term and an exercise price of $0.34 per share, which is the fair market value of the Company’s common shares on the date of grant.

On February 5, 2015 the Company’s Board of Directors also granted stock options to executive officers of the Company with vesting conditioned upon the Company achieving a minimum gross margin on sales (sales less cost of goods sold) of $5 million during the fiscal year ending December 31, 2015. The stock options, if vested, will also have a ten-year term and an exercise price of $0.34 per share. The following table sets forth the names of the executives granted these options and the number of option shares granted.

Name and Principal Position	Number of Common Shares Underlying the Granted Options
Glenn R. Rink, President & CEO	485,000
Jonathan Thatcher, Vice President &COO	200,000
Lane J. Castleton, Vice President & CFO	200,000
Bjornulf White, President of AEWS Engineering (subsidiary)	200,000

The information contained in this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference, or deemed incorporated by reference, in any registration statement pursuant to the Securities Act of 1933, as amended, except as expressly set forth by specific reference in any such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2015	ABTECH HOLDINGS, INC.
(Registrant)
	By:	/s/ Glenn R. Rink
Glenn R. Rink,
Chief Executive Officer and President

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